UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest reported)	November 19, 2009

USA VIDEO INTERACTIVE CORP.
(Exact name of registrant as specified in its chapter)
WYOMING	0-29651	06-15763-91
(State or other jurisdiction of incorporation	(Commission File Number)	(IRS Employer Identification No.)
8 West Main Street, Niantic, Connecticut	06352
(Address of principal executive offices)	(Zip Code)
Registrant's telephone number, including area code	(860) 739-8030

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.
( ) Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

( ) Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

( ) Pre commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR.240.14d-2(b))

( ) Pre-commencement communications pursuant to Rule 13c-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Section 8 – Other Events

Item 8.01

Other Events.

Based on the success of the customized deployment of its proprietary watermarking technology to Twentieth Century Fox Home Entertainment LLC (FOX) over the past year, the Registrant has finalized negotiations to renew and expand the original contract with FOX.  After a year of customization and evaluation, FOX has acknowledged the Registrant’s watermarking technology to be a key component in identification and enforcement of video content, and plans to continue to utilize and expand the deployment of the Registrant’s MediaEscort and SmartMarks products within a number of FOX divisions, including FOX's international division.

The Registrant shall be compensated by FOX for the time, effort, and resources expended in developing, at FOX's request, specific and customized uses of the technologies, for continued deployment to the referenced FOX divisions.

A copy of the News Release dated November 19th, 2009 is furnished as Exhibit 99.1.

Section 9 – Financial Statements and Exhibits

Item 9.01  Financial Statements and Exhibits.

Exhibit 99.1

News Release dated November 19th, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USA VIDEO INTERACTIVE CORP.

Date :  November 19th, 2009

By :

/s/  Anton J. Drescher

Anton J. Drescher,

Corporate Secretary